EXHIBIT 10.1

                              MANAGEMENT AGREEMENT

        AGREEMENT made this 1st day of June, 2002 between GSV, INC., a Delaware Corporation (the "Company") and POLYSTICK U.S. CORP., a New York corporation, with business offices at 1290 Avenue of the Americas, New York, New York 10104 (the "Manager").

        WHEREAS, Manager is in the business of advising businesses relating to their oil and gas operations and investments; and

        WHEREAS, the Company is desirous of retaining the services of Manager to assist the Company in the management of its oil and gas working interests and the development of new oil and gas activities, such as exploration and development and alternative energy recovery, and Manager has agreed to provide such services.

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Manager and the Company hereby agree as follows:

        1. Management Services. The Company hereby engages Manager and Manager hereby agrees to make itself available to render at the request of the Company, certain independent management advisory and consulting services to the best of its ability in compliance with all applicable laws, the Company's Certificate of Incorporation and By-laws and under the terms and conditions hereof. Such services shall include consulting with the Company's management in connection with all aspects of the Company's investment research, business ventures, exploration, development and production projects in connection with the Company's oil and gas working interests, and the development of its plans to engage in future activities in the oil and gas business. Sagi Matza will be primarily responsible for performing the management advisory and consulting responsibilities of Manager hereunder. Services rendered by Manager and Mr. Matza hereunder may be made through in-person meeting, telephone and via correspondence. It is understood that the services rendered shall be upon the request of the Company and shall be rendered at such time, in such manner and at such places as shall be reasonably convenient and consistent with Manager's other business commitments and Mr. Matza's other business and personal commitments.

        2. Compensation. In consideration of Manager's promise to perform the services for the Company as provided for in Section 1 hereof and as an inducement to enter into this Agreement, the Company shall pay to Manager an annual consulting fee of $150,000, payable in monthly installments.

        3. Expenses. Manager shall be reimbursed for all reasonable business expenses incurred by it during the Term of this Agreement (as hereinafter defined) in the performance of its services hereunder in compliance with the existing policies of the Company relating to reimbursement of such expenses. Manager is required to submit sufficient documentation of expenditures.




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        4. Independent Contractor. It is expressed, understood and agreed that
Manager is acting as an independent contractor in performing its services hereunder. The Company shall carry no workmen's compensation insurance or any accident insurance to cover any person performing the management advisory and consulting responsibilities of Manager hereunder. The Company shall not pay any contribution to social security, employment insurance, federal and state withholding taxes.

        5. Term. This Agreement shall be in full force and effect for the period commencing June 1, 2002 and continuing up to and through May 31, 2003.

        6. Termination. This Agreement may be terminated at will by either party upon thirty (30) days' prior written notice, upon the consent of both parties.

        7. Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Manager and the Company hereby agree that such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

        8. Binding Effect; Assignment. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Manager, the Company and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement shall require the personal services of Manager and consequently, Manager may not assign, pledge or encumber in any way all or part of its obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights and obligations hereunder without the consent of Manager.

        9. No Modification. No agreement, modification, or waiver or any provision of this Agreement, nor consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the parties hereto.

        10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

        11. Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and be deemed to have been given, delivered or mailed, registered or certified, first class postage prepaid and/or telefax as follows:

            If to Manager:

                  Polystick U.S. Corp.
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Attn: Sagi Matza


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            If to Company:

                  GSV, Inc.
                  191 Post Road West
                  Westport, CT 06880
                  (203) 221-2691 (fax)

            With a copy to:

                  Davis & Gilbert LLP
                  1740 Broadway, 3rd floor
                  New York, New York 10019
                  Attn:  Walter M. Epstein, Esq.
                  (212) 468-4888 (fax)


        12. Captions. The Section headings of this Agreement are included for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument as of the day and year first above written.



                           GSV, INC.


                           By:
                              -------------------------------------
                                 Gilad Gat, President



                           POLYSTICK U.S. CORP.


                           By:
                               -------------------------------------
                                 Sagi Matza, President